Exhibit 10.17

Trademark Security Agreement

Trademark Security Agreement, dated as of June 11, 2004, by Language Line, Inc. (the “Borrower”) and each Guarantor listed on Schedule II hereto (collectively, the “Original Guarantors,” together with the Borrower, the “Pledgors”), in favor of Merrill Lynch Capital Corporation, in its capacity as Administrative Agent pursuant to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Pledgors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, for the benefit of the Secured Parties, to enter into Credit Agreement, the Pledgors hereby agree with the Administrative Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Trademarks of such Pledgor listed on Schedule I attached hereto;

(b) all Goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Trustee with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Administrative Agent shall otherwise determine.

SECTION 4. Termination. Upon the full performance of the Obligations, the Administrative Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

Language Line, Inc.

By:	/S/ C. J. BRUCATO, III
Name: C. J. Brucato, III Title: Vice President and Secretary

LANGUAGE LINE, LLC ENVOK, LLC ON LINE INTERPRETERS, INC. LANGUAGE LINE SERVICES, LLC LANGUAGE LINE DOMINICAN REPUBLIC, LLC LANGUAGE LINE PANAMA, LLC LANGUAGE LINE COSTA RICA, LLC

By:	/S/ C. J. BRUCATO, III
Name: C. J. Brucato, III Title: Vice President

Accepted and Agreed:

Merrill Lynch Capital Corporation, as Administrative Agent

By:	/S/ JACK MANN
Name: Jack Mann Title: President